UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 26, 2010
Date of Report (Date of earliest event reported)
DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation)	000-27129 (Commission File Number)	91-1922225 (IRS Employer Identification No.)
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing, People’s Republic of China
(Address of Principal Executive Offices)
+86 10 6021 2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective May 26, 2010, the Board appointed Ms. Naoko Hatakeyama and The Honorable Paula J. Dobriansky, each as an independent director to serve on the Board until her successor is duly elected and qualified or until her earlier death, resignation or removal.
     As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which either Ms. Naoko Hatakeyama or The Honorable Paula J. Dobriansky is a party in connection with this appointment as a director of this Company.
     Initially neither Ms. Naoko Hatakeyama nor The Honorable Paula J. Dobriansky shall serve on any committees of the Board.
     A copy of the press release issued by the Company on June 1, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 1, 2010, issued by Duoyuan Printing, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.
Date: June 1, 2010	By:	/s/ William D. Suh
		Name:	William D. Suh
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 1, 2010, issued by Duoyuan Printing, Inc.